TECH DATA CORPORATION AND SUBSIDIARIES
The following is a list of subsidiaries of Tech Data Corporation, omitting subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 31, 2020:

Name of Subsidiary	Designation	Incorporation
Advanced Technology Trading Co. Ltd.	F	United Kingdom
Ascendant Technology Holdings UK Limited	F	United Kingdom
Ascendant Technology Limited	F	United Kingdom
Tech Data Turkey Holding Anonim Sirketi	F	Turkey
AVT Technology Solutions Holdings LLC	D	Delaware
AVT Technology Solutions LLC	D	Delaware
Azlan European Finance Limited	F	United Kingdom
Azlan GmbH	F	Germany
Azlan Group Limited	F	United Kingdom
Azlan Limited	F	United Kingdom
Azlan Logistics Limited	F	United Kingdom
Azlan Scandinavia AB	F	Sweden
Bell Microproducts Europe (Holdings) BV	F	Netherlands
DLT Solutions, LLC	D	Virginia
Dritte TENVA Property GmbH Nettetal	F	Germany
EKM Global Limited	F	United Kingdom
Exit Certified ULC	F	Canada
ExitCertified Corp.	D	Delaware
Horizon Technical Services (UK) Limited	F	United Kingdom
Horizon Technical Services AB	F	Sweden
Instituto de Educacion Avanzada, S. de R.L. de C.V.	F	Mexico
IQBlade Limited	F	United Kingdom
LatAm Holding B.V.	F	Netherlands
Magirus France Sarl	F	France
Managed Training Services Limited	F	United Kingdom
Maneboard Limited	F	United Kingdom
PDSI B.V.	F	Netherlands
PT Tech Data Advanced Solutions Indonesia	F	Indonesia
TD Advanced Solutions (Malaysia) Sdn. Bhd.	F	Malaysia
TD Advanced Technology Solutions Chile Limitada	F	Chile
TD AS Poland sp. z o.o.	F	Poland
TD Facilities, Ltd.	D	Texas
TD Fulfillment Services, LLC	D	Florida
TD Solucões Avancadas de Tecnologia Brasil Ltda.	F	Brazil
TD Tech Data AB	F	Sweden
TD Tech Data Portugal, Lda	F	Portugal
TD United Kingdom Acquisition Limited	F	United Kingdom
TDAS Tech Data Ecuador, CIA. LTDA.	F	Ecuador
Tech Data (ANZ) Pty. Ltd.	F	Australia
Tech Data (China) Limited	F	China
Tech Data (Hong Kong) Limited	F	Hong Kong
Tec D Advanced Solutions (Malaysia) Sdn. Bhd.	F	Malaysia
Tech Data (Netherlands) B.V.	F	Netherlands
Tech Data (Schweiz) GmbH	F	Switzerland

Name of Subsidiary	Designation	Incorporation
Tech Data (Singapore) Pte. Ltd.	F	Singapore
Tech Data Advanced Solutions (ANZ) Limited	F	Australia
Tech Data Advanced Solutions (ASEAN) Pte. Ltd.	F	Singapore
Tech Data Advanced Solutions (India) Private Limited	F	India
Tec D (Malaysia) Sdn. Bhd.	F	Malaysia
Tech Data Advanced Solutions (Singapore) Pte. Ltd.	F	Singapore
Tech Data Advanced Solutions (Thailand) Limited	F	Thailand
Tech Data Advanced Solutions (Vietnam) Company Limited	F	Vietnam
Tech Data Advanced Solutions S.r.l.	F	Romania
Tech Data Argentina S.A.	F	Argentina
Tech Data AS ApS	F	Denmark
Tech Data AS Colombia SAS	F	Colombia
Tech Data AS Czech s.r.o.	F	Czech Republic
Tech Data AS d.o.o. Beograd	F	Serbia
Tech Data AS Kft	F	Hungary
Tech Data AS Pte. Ltd.	F	Singapore
Tech Data AS UK Limited	F	United Kingdom
Tech Data Bilgisayar Sistemleri Anonim Şirketi	F	Turkey
Tech Data Brasil Ltda	F	Brazil
Tech Data B.V.	F	Belgium
Tech Data Canada Corporation	F	Canada
Tech Data Capital Limited	F	Cyprus
Tech Data Computer & Equipment Company Limited	F	Hong Kong
Tech Data Computer Service (Hong Kong) Limited	F	Hong Kong
Tech Data Computer Service (Macau) Limited	F	Macao
Tech Data Croatia d.o.o.	F	Croatia
Tech Data Cyprus Holding Ltd	F	Cyprus
Tech Data d.o.o.	F	Slovenia
Tech Data de Puerto Rico, Inc.	D	Puerto Rico
Tech Data Denmark ApS	F	Denmark
Tech Data Deutschland GmbH	F	Germany
Tech Data Distribution Croatia d.o.o.	F	Croatia
Tech Data Distribution Limited	F	Ireland
Tech Data Distribution s.r.o.	F	Czech Republic
Tech Data Education, Inc.	D	Florida
Tech Data Espana S.L.U.	F	Spain
Tech Data Europe GmbH	F	Germany
Tech Data Europe Services and Operations, S.L.	F	Spain
Tech Data European Management GmbH	F	Germany
Tech Data Finance Partner LLC	D	Florida
Tech Data Finance SPV, Inc.	D	Delaware
Tech Data Financing Corporation	F	Cayman Islands
Tech Data Finland OY	F	Finland
Tech Data Florida Services, Inc.	D	Florida
Tech Data France Holding Sarl	F	France
Tech Data France S.A.S.	F	France
Tech Data Funding Ltd	F	Cyprus
Tech Data Global Finance L.P.	F	Cayman Islands
Tech Data Global Holding, Inc.	D	Delaware
Tech Data GmbH & Co. OHG	F	Germany
Tech Data Government Solutions, LLC	D	Indiana

Name of Subsidiary	Designation	Incorporation
Tech Data Holding Limited	F	United Kingdom
Tech Data Hungary Kft	F	Hungary
Tech Data Information Technology GmbH	F	Germany
Tech Data Interactive Technology Limited	F	Virgin Islands, British
Tech Data International Sarl	F	Switzerland
Tech Data IT Solutions & Systems Management Limited	F	Virgin Islands, British
Tech Data Italia s.r.l.	F	Italy
Tech Data Latin America, Inc.	D	Florida
Tech Data Limited	F	United Kingdom
Tech Data Lux Finance Sarl	F	Luxembourg
Tech Data Management GmbH	F	Austria
Tech Data Marne SNC	F	France
Tech Data Mexico S. de R. L. de C.V.	F	Mexico
Tech Data Midrange GmbH	F	Germany
Tech Data Nederland B.V.	F	Netherlands
Tech Data Norge AS	F	Norway
Tech Data Operations Center, S.A.	F	Costa Rica
Tech Data Österreich GmbH	F	Austria
Tech Data Peru S.R.L.	F	Peru
Tech Data Polska Sp.z.o.o.	F	Poland
Tech Data Product Management, Inc.	D	Florida
Tech Data Resources, LLC	D	Delaware
Tech Data Service GmbH	F	Austria
Tech Data Services UK Limited	F	United Kingdom
Tech Data Slovakia s.r.o.	F	Slovakia
Tech Data Strategy GmbH	F	Germany
Tech Data Tennessee, Inc.	D	Florida
Tech Data Treasury Asia Limited	F	Hong Kong
Tech Data UK Finance Limited	F	United Kingdom
Tech Data UK Finance Partner Limited	F	United Kingdom
Tech Data UK Resources Limited	F	United Kingdom
Tech Data Uruguay, S.A.	F	Uruguay
Tenva Holdings LLC	D	Delaware
Tenva TS Canada ULC	F	Canada
Tenva TS Holdings Limited	F	United Kingdom
Tenva TS Thailand LLC	D	Delaware
TS DivestCo B.V.	F	Netherlands
TS Europe BVBA	F	Belgium
TS Holding and Financial Services B.V.	F	Belgium
TS Holding Asia B.V.	F	Netherlands
TS Indonesian Holding B.V.	F	Netherlands
Yrel Electronics S.A.	F	France

*Domestic (D), Foreign (F)